Cape Bancorp, Inc. Announces Date of Annual Meeting of Stockholders


CAPE MAY COURT HOUSE, NJ--(Marketwire - March 9, 2010) - Cape Bancorp, Inc. (the "Company") (NASDAQ: CBNJ), the holding company for Cape Bank, today announced that the Company's annual meeting of stockholders will be held on April 26, 2010 at 10:00 a.m., at The Cape Bank Conference Center, 211 North Main Street, Cape May Court House, New Jersey. Stockholders of record at the close of business on March 5, 2010 are entitled to vote at this meeting, and any adjournments thereof.

Contact:
Michael D. Devlin
President and Chief Executive Officer
Telephone: (609) 465-5600